UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)
____________________________

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
Xos, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 27, 2022
Dear Fellow Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Xos, Inc., which will be held virtually via webcast at www.virtualshareholdermeeting.com/XOS2022 on July 12, 2022, at 11:00 a.m. Pacific Time.
The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
In accordance with U.S. Securities and Exchange Commission rules, we are using the internet as our primary means of furnishing proxy materials to our stockholders. Because we are using the internet, most stockholders will not receive paper copies of our proxy materials. We will instead send our stockholders a notice with instructions for accessing the proxy materials and voting via the internet. This notice also provides information on how our stockholders may obtain paper copies of our proxy materials if they so choose. We believe the use of the internet makes the proxy distribution process more efficient and less costly, and helps in conserving natural resources.
The Proxy Statement, the accompanying form of proxy card, the Notice of Annual Meeting of Stockholders and the 2021 Annual Report to Stockholders/Form 10-K are available at www.proxyvote.com and may also be accessed through our website at www.xostrucks.com under the “Financial Information” section of the “Investors” tab. If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy.
Your vote is important. Please cast your vote as soon as possible over the internet, by telephone, or by completing and returning the proxy card to ensure that your shares are represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend the Annual Meeting via remote communication and to vote your shares at the Annual Meeting.
On behalf of our Board of Directors and our employees, we thank you for your continued interest in and support of our company. We look forward to the Annual Meeting on July 12, 2022.
Sincerely,
Dakota Semler
Chair of the Board of Directors and Chief Executive Officer

_____________________________
XOS, INC.
3550 Tyburn Street
Los Angeles, CA 90065
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 12, 2022
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Xos, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Tuesday; July 12, 2022 at 11:00 a.m. Pacific Time via webcast at www.virtualshareholdermeeting.com/XOS2022. You will not be able to attend the Annual Meeting in person. The Annual Meeting will be held for the following purposes:
1.to elect the two Class I nominees for director named herein;
2.to ratify the selection by the Audit Committee of the Company’s Board of Directors of Grant Thornton LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022; and
3.to conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is May 16, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON July 12, 2022.
This Notice of Annual Meeting of Stockholders, the Proxy Statement, accompanying form of proxy card and our Annual Report to Stockholders/Form 10-K for the fiscal year ended December 31, 2021 are available at www.proxyvote.com.

By Order of the Board of Directors
Christen Romero
General Counsel and Secretary
Los Angeles, California
May 27, 2022

You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

XOS, INC.
3550 Tyburn Street
Los Angeles, CA 90065
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
July 12, 2022
ANNUAL MEETING AGENDA

Proposals	Page	Voting Standard	Board Recommendation

Election of two Class I Directors	7
Plurality of the votes of the shares present in person, by remote communication or represented by proxy duly authorized at the Annual Meeting and entitled to vote in the election of directors. Only votes “For” will affect the outcome of the vote; “withhold” votes will have no effect on the outcome of the vote.
			For each director nominee

Ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2022	19
Affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on this matter.
			For

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Xos, Inc. is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. As used in this Proxy Statement, references to “we,” “us,” “our,” “Xos” and the “Company” refer to Xos, Inc. and its subsidiaries. Information contained on, or that can be accessed through, our website is not incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
We intend to mail the Notice on or about May 27, 2022 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials?
No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.ProxyVote.com or call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. Please have your proxy card in hand when you access the website or call and follow the instructions provided.
How do I attend the Annual Meeting?
You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on May 16, 2022, referred to as the “record date,” or hold a valid proxy for the Annual Meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/XOS2022 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice or proxy card, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the Annual Meeting if you have questions about obtaining your control number/ proxy to vote.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
We encourage you to access the Annual Meeting before it begins and allow reasonable time for the check-in procedures. Online check-in will start approximately 15 minutes before the Annual Meeting. The Annual Meeting will begin promptly at 11:00 a.m. Pacific Time on July 12, 2022.
What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/XOS2022 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the Annual Meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.
Will a list of record stockholders as of the record date be available?
A list of our record stockholders as of the close of business on the record date will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/XOS2022. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning July 2, 2022 and until the Annual Meeting, stockholders should email investors@xostrucks.com.
Where can we get technical assistance?
If you have difficulty accessing the Annual Meeting, please call the phone number which will appear on the login screen where technicians will be available to help you.

For the Annual Meeting, how do we ask questions of management and the Board?
We plan to have a Q&A session at the Annual Meeting and will include as many stockholder questions as the allotted time permits. Questions may be submitted during the annual meeting through www.virtualshareholdermeeting.com/XOS2022.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on May 16, 2022 will be entitled to vote at the Annual Meeting. On the record date, there were 163,828,393 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on May 16, 2022 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on May 16, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You may access the meeting and vote by logging in with your Control Number at www.virtualshareholdermeeting.com/XOS2022. However, since a beneficial owner is not the stockholder of record, you may not vote your shares live at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy.
What am I voting on?
There are two matters scheduled for a vote:
•Election of two Class I directors (Proposal 1); and
•Ratification of selection by the Audit Committee of the Board (the “Audit Committee”) of Grant Thornton LLP (“Grant Thornton”) as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022 (Proposal 2).
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of selection by the Audit Committee of Grant Thornton as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the Annual Meeting even if you have already voted by proxy.
•To vote during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/XOS2022. You will need to enter the 16-digit Control Number found on your Notice or in the email sending you the Proxy Statement.
•To vote prior to the Annual Meeting (until 8:59 p.m. Pacific Time on July 11, 2022), you may vote via the Internet at; by telephone; or by completing and returning your proxy card, as described below.
•To vote using the proxy card, simply complete, sign and date the proxy card, that may have been delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the Notice. Your telephone vote must be received by 8:59 p.m., Pacific Time on July 11, 2022 to be counted.
•To vote through the internet prior to the Annual Meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice. Your internet vote must be received by 8:59 p.m. Pacific Time on July 11, 2022 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form containing voting instructions from that organization rather than from Xos. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Beneficial owner of shares held in street name should generally be able to vote by returning a voting instruction form, or by telephone or on the internet. However, the availability of telephone and internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner of shares held in street name, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of May 16, 2022.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for Class I directors and “For” the ratification of selection by the Audit Committee of Grant Thornton as independent registered public accounting firm of the Company for its fiscal year ending

December 31, 2022. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks and other securities intermediaries that are subject to the NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under the NYSE rules, but not with respect to “non-routine” matters. All brokers registered as members with the NYSE are subject to NYSE rules and, accordingly, the NYSE Rules apply to the voting of all shares held in a brokerage account, including shares of a company like ours listed on Nasdaq. In this regard, Proposal 1 is considered to be “non-routine” under the NYSE rules meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under the NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to Xos’ General Counsel at 3550 Tyburn Street Los Angeles, CA 90065. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.
•You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?
Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), to be considered for inclusion in our proxy materials for the 2023 Annual Meeting must be in writing and received at our principal executive offices no later than April 13, 2023. However, if our 2023 Annual Meeting of Stockholders is not held between June 12, 2023 and August 11, 2023, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials.
In addition, any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Section 5(b)(ii) of our bylaws, which are on file with the SEC and may be obtained from our General Counsel upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the stockholders for the 2022 Annual Meeting must be received no earlier than March 14, 2023 and no later than October 10, 2023.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to Proposal 2, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. An abstention will be counted towards the vote total for Proposal 2 and will have the same effect as an “Against” vote. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for any of those proposals.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 2 is considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with this proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes

1	Election of Directors	Nominees receiving the most “For” votes (plurality); withheld votes and broker non-votes will have no effect.	Not applicable	No effect

2	Ratification of the selection of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	“For” votes from the holders of a majority of shares present by remote communication or represented by proxy and entitled to vote on the matter.	Against	Not applicable
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting by remote communication or represented by proxy. On the record date, there were 163,828,393 shares of common stock outstanding and entitled to vote. Thus, the holders of 81,914,197 shares must be present via remote communication or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS
Classified Board
Xos’ Board is divided into three classes, designated as Class I, Class II and Class III, respectively. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled by a majority of the directors then in office, even though less than a quorum of the Board, or by a sole remaining director. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has eight members. There are two Class I directors whose term of office expires in 2022. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2025 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting, either in person or by remote communication. Prior to the completion of the business combination between NextGen Acquisition Corp. (“NextGen”) and Xos, Inc., a Delaware corporation, prior to the consummation of the Business Combination (“Legacy Xos”) in August 2021 (the “Business Combination”), NextGen, our predecessor, was a special-purpose acquisition company (“SPAC”), with limited operations. NextGen did not hold a formal annual meeting of stockholders in 2021, but instead held an extraordinary general meeting, which was attended by two members of the NextGen Board of Directors: George Mattson and Gregory Summe, who was a then-current member of the NextGen Board of Directors. Except for George Mattson and Sara Mathew, no other member of our current Board was serving as a director of NextGen’s Board of Directors at the time of the 2021 extraordinary general meeting of stockholders.
Directors are elected by a plurality of the votes of the holders of shares present by remote communication or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected.
The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.
Nominees for Election for a Three-year Term Expiring at the 2025 Annual Meeting
Burt R. Jordan, 55. Mr. Jordan has served as a member of our Board since August 2021. Mr. Jordan has also served as the President and a director of Atlantic Coastal Acquisition Corp. (Nasdaq: ACAH) since December 2020, as the President and a director of Atlantic Coastal Acquisition Corp. II (Nasdaq: ACAB) since December 2020 and as a director of ABC Technologies Inc. (TSX: ABCT) since November 2021. Previously, Mr. Jordan served as an executive at Ford Motor Company (NYSE: F) from 1999 until 2020, where he most recently served as Vice President of Global Purchasing Operations and Supply Chain Sustainability. In this role, Mr. Jordan drove strategy transformation, growth and efficiencies through program delivery, purchasing strategy and supply chain sustainability. In June 2020, Mr. Jordan was named the 2020 Chief Procurement Officer of the Year by the National Minority Supplier Development Council. Mr. Jordan holds a B.B.A. in Business Administration from Alma College.
Ed Rapp, 65. Mr. Rapp has served as a member of our Board since August 2021. Prior to his retirement in 2016, Mr. Rapp was a Caterpillar Inc. (NYSE: CAT) Group President. During his time in the Caterpillar Executive Office, Mr. Rapp led Resource Industries, Construction Industries and served as the company’s Chief Financial Officer. Mr. Rapp also serves as a director of AbbVie, Inc. (NYSE: ABBV) and previously served as a director of FM Global. Mr. Rapp holds a BSBA in Finance from University of Missouri — Columbia.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.
Directors Continuing in Office Until the 2023 Annual Meeting
Alice K. Jackson, 43. Ms. Jackson has served as a member of our Board since December 2021. Ms. Jackson has served as the President of Colorado at Xcel Energy Inc. (Nasdaq: XEL), a major U.S. electricity and natural gas company, since May 2018. From September 2016 to May 2018, she served as Associate Vice President of Strategic Revenue Initiatives at Xcel Energy Inc. Ms. Jackson is Chair of the Board of Directors of the Smart Electric Power Alliance, and sits on the boards of the Denver Museum of Nature and Science, Mile High United Way, Denver Metro Chamber of Commerce, Colorado Concern, and the American Red Cross CO/WY Chapter. Ms. Jackson received a B.S. in Management Information Systems from Texas A&M University and completed the Harvard Business School Program for Leadership Development.
George N. Mattson, 56. Mr. Mattson has served as a member of our Board since August 2021, prior to which Mr. Mattson served as a director of our predecessor company NextGen Acquisition Corp. since October 2020. Mr. Mattson is a private investor in public and private companies and was the co-founder and co-Chairman of NextGen Acquisition Corp. and NextGen Acquisition Corp. II, both special purpose acquisition companies, prior to their mergers in 2021 with Xos Inc. and Virgin Orbit Holdings, respectively. Mattson served as a Partner and Co-Head of the Global Industrials Group in Investment Banking at Goldman, Sachs & Co. from November 2002 through August 2012. Mr. Mattson joined Goldman Sachs in 1994 and served in a variety of positions before becoming Partner and Co- Head of the Global Industrials Group. Mr. Mattson also serves as a director of Delta Air Lines, Inc. (NYSE: DAL), Virgin Galactic Holdings, Inc. (NYSE: SPCE), and Virgin Orbit Holdings, Inc. (Nasdaq: VORB). Mr. Mattson served as a director of Air France-KLM S.A. (PAR: AF) from 2017 until February 2021 and NextGen Acquisition Corp II from January 2021 to December 2021. Mr. Mattson holds a B.S. degree in Electrical Engineering from Duke University and an M.B.A. from the Wharton School of the University of Pennsylvania.
Giordano Sordoni, 30. Mr. Sordoni has served as our Chief Operating Officer and a member of our Board since August 2021. Mr. Sordoni is a Co-Founder of Xos and served as Chief Operating Officer and a director of Legacy Xos from September 2016 to August 2021. Prior to Xos, Mr. Sordoni served as Co-Founder at Calibur Inc., a startup consulting business, advising early-stage businesses, from August 2015 to August 2016. Mr. Sordoni was Director of Marketing at Malibu Family Wines, a wine production company, from July 2014 to June 2016. Mr. Sordoni holds a B.A. in International Business and Marketing from George Washington University.
Directors Continuing in Office Until the 2024 Annual Meeting
Anousheh Ansari, 55. Ms. Ansari has served as a member of our Board since December 2021. Ms. Ansari has served as director of Jabil Inc. (Nasdaq: JBL), a leading provider of worldwide manufacturing services and solutions, since January 2016. Ms. Ansari has also served on the board of Sceye Inc. since 2016. Sceye is building a platform for a leading new generation of high-altitude platform stations, or HAPS. In 2018, Ms. Ansari was appointed Chief Executive Officer of X PRIZE Foundation, Inc., a 501(c)(3) nonprofit that designs and implements competition models to solve world challenges. From 2006 to 2018, Ms. Ansari served as the Chief Executive Officer and the Chair of Prodea Systems, Inc., a privately held company that she co-founded, which provides services and applications for in-home smart devices, networked appliances, and mobile lifestyle devices. Prior to Prodea, she co-founded Telecom Technologies, Inc., a company developing software for intelligent systems for the telecommunications market. Ms. Ansari was the first female private space explorer. Ms. Ansari holds a B.S. in Electronics and Computer Engineering from George Mason University and a Master’s Degree in Electrical Engineering from George Washington University. She also holds honorary Doctorate degrees from George Mason University and Utah Valley University.

S. Sara Mathew, 66. Ms. Mathew has served as a member of our Board since August 2021, prior to which Ms. Mathew served as a director of our predecessor company NextGen Acquisition Corp. Ms. Mathew was Chair and Chief Executive Officer of Dun & Bradstreet Corporation (NYSE: DNB) from 2010 to 2013. In this role, she led the transformation of the company into an innovative digital enterprise. Prior to her role as Chair and Chief Executive Officer, she also served as President and Chief Operating Officer, and Chief Financial Officer where she initiated and managed the redesign of the company’s accounting processes and controls. Prior to her career at Dun & Bradstreet Corporation, Ms. Mathew spent 18 years at Procter & Gamble (NYSE: P&G) serving as CFO of the Baby Care and Pamper Products businesses and Vice President of Finance in Asia. Previously, Ms. Mathew served on the boards of Shire Pharmaceuticals Limited, Campbell Soup Company (NYSE: CPB), Avon, and Reckitt Benckiser Group. Ms. Mathew is currently serving as a director of the State Street Corporation (NYSE: STT), and as the chair of the board of directors of Freddie Mac. Ms. Mathew received her undergraduate degree from the University of Madras in Chennai, India and holds an M.B.A. in Marketing and Finance from Xavier University in Cincinnati, Ohio.
Dakota Semler, 30. Mr. Semler has served as our Chief Executive Officer and Chairman of our Board since August 2021. Mr. Semler is a Co-Founder of Xos and served as Chief Executive Officer and a director of Legacy Xos from September 2016 to August 2021. Prior to Xos, Mr. Semler served as Chief Executive Officer of Malibu Management Services, a hospitality operator and Bucket List Experiences, a tour operator company from 2014 to 2016. Mr. Semler was also an independent contractor for TSG Group, a real estate holding company, from 2014 to 2016. Mr. Semler attended California State University and George Washington University.
Board Membership Criteria
The Board considers director nominee recommendations from the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”). Director candidates should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. In considering candidates recommended by the Nominating and Corporate Governance Committee, the Board also considers factors such as: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to our affairs; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly-held company; and (vi) having a diverse personal background, perspective, and experience. The Board reviews candidates for director nomination in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Board considers various factors, including, but not limited to, those factors listed in more detail in the section titled “Board Diversity” below.
In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq Listing Rules, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee would then use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The function of the professional search firm would be to identify potential candidates, including those with diverse attributes as further discussed in the section titled “Board Diversity” below, facilitate meetings with the candidates, conduct diligence regarding the candidate and confirm such candidate’s background. After identifying the potential candidates, our Nominating and Corporate Governance Committee, or the third-party search firm, if used, would then conduct any appropriate and necessary inquiries into the backgrounds and qualifications of such possible candidates after considering the function and needs of the Board. Our Nominating and Corporate Governance Committee would then meet to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Our Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by our Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 3550 Tyburn Street Los Angeles, CA 90065, Attn: General Counsel, in accordance with the timeline outlined in the section entitled “When are stockholder proposals due for next year’s annual meeting?” under the heading “Questions and Answers About These Proxy Materials and Voting.” Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Board Diversity
The Board Diversity Matrix, below, provides the diversity statistics for our Board.

Board Diversity Matrix (As of May 16, 2022)
Total Number of Directors	#
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Middle Eastern	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Ms. Ansari, Ms. Jackson, Mr. Jordan, Ms. Mathew, Mr. Mattson, and Mr. Rapp. In making this determination, the Board considered the current and prior relationships that director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each director and the transactions described in the section titled “Certain Related Person Transactions” and found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
BOARD LEADERSHIP STRUCTURE
The Company’s Board is currently chaired by the Chief Executive Officer of the Company, Mr. Semler. The Board has also appointed Mr. Mattson as lead independent director.
The Company believes that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. In the Company’s view, separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company’s ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Board Chair with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer) as compared to a relatively less informed independent Board Chair.
The Board appointed Mr. Mattson as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Board Chair: the lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over Board meetings in the absence of the Chair, preside over and establish the agendas for meetings of the independent directors, act as liaison between the Chair and the independent directors, approve information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Board Chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of the Chief Executive Officer’s extensive history with and knowledge of the Company, and because the Board’s lead independent director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board, the Company believes that it is advantageous for the Company to combine the positions of Chief Executive Officer and Board Chair.

ROLE OF THE BOARD IN RISK OVERSIGHT
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The compensation committee of the Board (the “Compensation Committee”) assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors of NextGen, our predecessor, met seven times during the last fiscal year 2021. Each member of the Board of Directors of NextGen attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
Following the completion of our Business Combination in August 2020, our post-merger Board met six times before the end of the fiscal year. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.
As required under applicable Nasdaq listing standards, in fiscal 2021, the Company’s post-merger independent directors met three times in regularly scheduled executive sessions at which only independent directors were present.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership as of May 16, 2022 and meeting information for fiscal 2021 for each of the Board committees:

Name	Audit(1)	Compensation(2)	Nominating and Corporate Governance(3)

George N. Mattson	X	X	X*

Anousheh Ansari		X	X

Alice K. Jackson	X		X

Burt Jordan		X	X

S. Sara Mathew	X	X*

Ed Rapp	X*	X

Total meetings in fiscal 2021(4)	3	1	1
*Committee Chairperson
_________________

(1)Mr. Mattson, Ms. Mathew and Mr. Rapp have served on the Audit Committee since August 2021. Ms. Jackson joined the Audit Committee in December 2021 upon her appointment to the Board.
(2)Mr. Jordan, Ms. Mathew and Mr. Rapp have served on the Compensation Committee since August 2021. Ms. Ansari joined the Audit Committee in December 2021 upon her appointment to the Board. Mr. Mattson was appointed to the Compensation Committee in March 2022.
(3)Mr. Mattson and Mr. Jordan have served on the Nominating and Corporate Governance Committee since August 2021. Ms. Ansari and Ms. Jackson joined the Nominating and Corporate Governance Committee upon their appointment to the Board in December 2021.
(4)Prior to the completion of our Business Combination in August 2021, NextGen, our predecessor, was a SPAC with limited operations. As a result, committees of the NextGen Board of Directors met only infrequently, as applicable. Following the completion of the Business Combination, our post-merger Board committees each met for the first time in the fourth quarter of 2021 and have met several times since, in each case attended by all members of such committee then currently serving.
Board Committees
Our Board has established the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Our Board adopted a charter for each of these committees, which complies with the applicable requirements of current Nasdaq rules. We will comply with future requirements to the extent they will be applicable to us. Copies of the charters for each committee are available on the investor relations portion of our website.
Audit Committee
Our Audit Committee consists of Ed Rapp, Alice K. Jackson, S. Sara Mathew and George Mattson. Our Board determined that each of the members of the Audit Committee satisfies the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq Audit Committee requirements. In arriving at this determination, our Board examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.
Mr. Rapp serves as the chair of the Audit Committee. Our Board determined that Mr. Rapp and Ms. Mathew qualify as audit committee financial experts within the meaning of SEC regulations and meet the financial sophistication requirements of Nasdaq listing rules. In making this determination, our Board considered Mr. Rapp and Ms. Mathew’s formal education and previous experience in financial roles. Both our independent auditors and management periodically meet privately with our Audit Committee.
Prior to completion of our Business Combination, Jeffrey M. Moslow, S. Sara Mathew and Josef H. von Rickenbach served on the Audit Committee of NextGen, our predecessor, with Jeffrey M. Moslow serving as the chair of the committee. The Audit Committee of NextGen met five times during fiscal year 2021. Our current Audit Committee, established in August 2021 after the completion of our Business Combination, met three times during fiscal year 2021 and is now actively involved in the review and oversite of the Company’s financials, the development of the Company’s internal controls and accounting functions, among the committee’s other responsibilities.
The functions of this committee include, among other things:
•evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•reviewing our financial reporting processes and disclosure controls;
•reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of our internal audit function;
•reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;

•obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;
•monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
•reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls and critical accounting policies;
•reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting, auditing or other matters;
•preparing the report that the SEC requires in our annual proxy statement;
•reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;
•reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and
•reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.
The Board has adopted a written Audit Committee charter that is available to stockholders on our website at https://investors.xostrucks.com.
Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the consolidated audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “SEC”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the consolidated audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Ed Rapp (chair)
Alice K. Jackson
S. Sara Mathew
George N. Mattson
____________
*The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
Our Compensation Committee consists of S. Sara Mathew, Anousheh Ansari, Burt Jordan, George Mattson and Ed Rapp. Ms. Mathew serves as the chair of the Compensation Committee. Our Board has determined that each of the members of the Compensation Committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and will satisfy the independence requirements of Nasdaq.
Prior to completion of our Business Combination, Jeffrey M. Moslow, S. Sara Mathew and Josef H. von Rickenbach served on the Compensation Committee of NextGen, our predecessor, with S. Sara Mathew serving as the chair of the committee. The Compensation Committee of NextGen met one time during fiscal year 2021. Our current Compensation Committee, established in August 2021 after the completion of the Business Combination, met one time during fiscal year 2021 and is now actively involved in the Company’s reviewing and defining the Company’s approach to compensation, including overall and executive compensation.
The functions of the committee include, among other things:
•reviewing and approving the corporate objectives that pertain to the determination of executive compensation;
•reviewing and approving the compensation and other terms of employment of our executive officers;
•reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•making recommendations to our Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our Board;
•reviewing and making recommendations to our Board regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•administering our equity incentive plans, to the extent such authority is delegated by our Board;
•reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for our executive officers;
•reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and
•reviewing and evaluating on an annual basis the performance of the Compensation Committee and recommending such changes as deemed necessary with our Board.
The composition and function of our Compensation Committee comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules. We will comply with future requirements to the extent they become applicable to us.
The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at https://investors.xostrucks.com/.
Compensation Committee Processes and Procedures
Typically, our Compensation Committee meets on a regular schedule several times per year. The agenda for each meeting is usually developed in coordination with the Chair of the Compensation Committee, in consultation with the Chief Executive Officer, the General Counsel and, as applicable, outside compensation consultants. Various members of management and other employees as well as outside advisors or consultants are often invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.

The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants our Compensation Committee full access to all of our books, records, facilities, and personnel. In addition, under the charter, our Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that our Compensation Committee considers necessary or appropriate in the performance of its duties.
Generally, our Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to our Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the full Board. Our Compensation Committee determines any adjustments to his compensation as well as awards to be granted based on the performance evaluation conducted by the Board. For all executives and directors as part of its deliberations, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives and directors in various hypothetical scenarios, executive and director stock ownership information.
The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged the services of Semler Brossy as its independent outside compensation consultant. During fiscal year 2021, Semler Brossy provided services to the Board of Legacy Xos, including market-based analysis of executive compensation arrangements for the new public company board and management team.
Neither Semler Brossy nor any of its affiliates maintains any other direct or indirect business relationships with the Company or any of our subsidiaries. The Compensation Committee evaluated whether any work provided by Semler Brossy raised any conflict of interest for services performed during 2021 and determined that it did not. Despite the similarity in name, there is no personal connection between Semler Brossy and the Company’s Chief Executive Officer, Dakota Semler.
During 2021, Semler Brossy’s services were limited to advising on executive and director compensation, employee equity plans, and other broad-based plans that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees.
Compensation Committee Interlocks and Insider Participation
During 2021, the Compensation Committee consisted of S. Sara Mathew (chair), Alice K. Jackson, Ed Rapp and George N. Mattson. None of the members of our Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of George Mattson, Anousheh Ansari, Alice K. Jackson, and Burt Jordan. Mr. Mattson serves as the chair of the Nominating and Corporate Governance Committee. Our Board has determined that each of the members of our Nominating and Corporate Governance Committee satisfy the independence requirements of Nasdaq.
The functions of this committee include, among other things:
•identifying, reviewing and making recommendations of candidates to serve on our Board;
•evaluating the performance of our Board, committees of our Board and individual directors and determining whether continued service on our Board is appropriate;
•evaluating nominations by stockholders of candidates for election to our Board;
•evaluating the current size, composition and organization of our Board and its committees and making recommendations to our Board for approvals;

•developing a set of corporate governance policies and principles and recommending to our Board any changes to such policies and principles;
•reviewing issues and developments related to corporate governance and identifying and bringing to the attention of our Board current and emerging corporate governance trends; and
•reviewing periodically the Nominating and Corporate Governance Committee charter, structure and membership requirements and recommending any proposed changes to our Board, including undertaking an annual review of its own performance.
The composition and function of our Nominating and Corporate Governance Committee comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules. We will comply with future requirements to the extent they become applicable to us.
Prior to completion of our Business Combination, Jeffrey M. Moslow, S. Sara Mathew and Josef H. von Rickenbach served on the Nominating and Corporate Governance Committee of NextGen, our predecessor, with Josef H. von Rickenbach serving as the chair of the committee. The Nominating and Corporate Governance Committee of NextGen met one time during fiscal year 2021. Our current Nominating and Corporate Governance Committee, established in August 2021 after the completion of the Business Combination, met one time during fiscal year 2021 and is now actively involved in the Company’s governance and operations.
The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at https://investors.xostrucks.com/.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers the criteria set forth above under “Board Membership Criteria.”
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. In fiscal 2021, the Nominating and Corporate Governance Committee paid a fee to Spencer Stuart to assist in the process of identifying or evaluating director candidates.
At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Any stockholder or any other interested party who desires to communicate with our Board, or any specified individual director, may do so by directing such correspondence to the attention of the General Counsel at our offices at 3550 Tyburn Street, Los Angeles, California 90065. All communications will be compiled by the General Counsel of the Company and submitted to the Board or the individual directors on a periodic basis, as appropriate.

CODE OF CONDUCT FOR EMPLOYEES, EXECUTIVE OFFICERS AND DIRECTORS
Our Board adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at https://investors.xostrucks.com. The Nominating and Corporate Governance Committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.
CORPORATE GOVERNANCE GUIDELINES
In August 2021, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on our website at https://investors.xostrucks.com/.
HEDGING POLICY
As part of our insider trading policy, all of our directors, officers, employees and certain designated independent contractors and consultants are prohibited from engaging in short sales of our securities, establishing margin accounts, trading in derivative securities, including buying or selling puts or calls on our securities, or otherwise engaging in any form of hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving our securities. The Company does allow pledging our securities as collateral for a loan with prior approval.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Grant Thornton has audited the Company’s financial statements since May 2022. Representatives of Grant Thornton are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Grant Thornton as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Grant Thornton.
Pre-Approval Policies and Procedures.
The charter of the Audit Committee provides that the Committee will approve all audit and non-audit related services that the Company’s independent registered public accounting firm provides to the Company before the engagement begins, unless applicable law and stock exchange listing requirements allow otherwise. The charter also provides that the Committee may establish pre-approval policies and procedures or delegate pre-approval authority to one or more Committee members as permitted by applicable law and stock exchange listing requirements.
Change in Independent Registered Accounting Firm.
As previously disclosed, on August 20, 2021, the Audit Committee of the Board approved the engagement of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021, subject to execution of the engagement letter. Withum served as the independent registered public accounting firm of Legacy Xos prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), NextGen’s independent registered public accounting firm prior to the Business Combination, was informed on the Closing Date that it would be dismissed and replaced by Withum as the Company’s independent registered public accounting firm.
Marcum’s report on NextGen’s financial statements as of December 31, 2020, and for the period from July 29, 2020 (inception) through December 31, 2020, and the related notes to the financial statements (collectively, the “financial statements”), did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about the Company's ability to continue as a going concern.
During the period from July 29, 2020 (inception) through December 31, 2020, and the subsequent period through August 20, 2021, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, except for the control deficiency disclosed as a material weakness in NextGen’s Annual Report on Form 10-K/A.
The Company has provided Marcum with a copy of the disclosures made by us and received from Marcum a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. The letter from Marcum was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 26, 2021.

On May 24, 2022, we dismissed Withum as our independent registered public accounting firm and appointed Grant Thornton as our independent registered public accounting firm. Our Audit Committee participated in and approved the decision to change our independent registered public accounting firm.
Withum’s report of independent registered public accounting firm, dated March 30, 2022, on the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive income (loss), the preferred stock and stockholders’ equity (deficit), and cash flows for each of the years then ended, and the related consolidated notes to the financial statements did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2021 and 2020, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference thereto in its reports on the Company’s consolidated financial statements for such years. During the fiscal years ended December 31, 2021 and 2020, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).
The Company previously provided Withum with a copy of the foregoing disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from Withum addressed to the SEC stating that they agree with the above statements. This letter was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 26, 2022.
Principal Accountant Fees and Services
As described above, Withum was appointed as our independent registered accounting firm in August 2021, upon the dismissal of Marcum. Withum has audited the financial statements of Legacy Xos since 2020. The fees of Withum for the fiscal year ended December 31, 2020 and for part of 2021 presented below are not representative of the fees to be billed by Withum for the Company as a public company but are presented solely to provide our stockholders with a basis to understand our historical relationship with Withum.
The following table summarizes the aggregate fees billed by Withum and Marcum to us (including Legacy Xos in the case of Withum) for services performed for the Company for the fiscal year ended December 31, 2021 and 2020, respectively (in thousands):
WithumSmith+Brown, PC

	December 31, 2021	December 31, 2020
Audit Fees (1)	$269	$49
Audit-Related Fees (2)	83	—
Tax Fees	—	14
All Other Fees	—	—
Total	$352	$63
(1) Audit Fees include actual fees for the audit of our annual consolidated financial statements and the reviews of interim financial statements included in our Quarterly Reports on Form 10-Q.
(2) Audit-Related fees for 2021 consist of fees for due diligence in connection with the Business Combination.

Marcum LLP

	December 31, 2021	December 31, 2020
Audit Fees (1)	$25	$77
Audit-Related Fees	$44	—
Tax Fees	—	—
All Other Fees (2)	$52	—
Total	$121	$77

(1) Audit Fees include actual fees for the audit of our annual consolidated financial statements (including the restatement of the Company’s 2020 financials) and the reviews of interim financial statements included in our Quarterly Reports on Form 10-Q.

(2) The “All Other Fees” related to due diligence work that Marcum performed for NextGen in relation to the Business Combination.
All fees incurred subsequent to the closing of the Business Combination were pre-approved by the Audit Committee.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS
The following table sets forth the name, age and position of each of our directors and executive officers as of May 16, 2022:

Name	Age	Position
Executive Officers
Dakota Semler	30	Chief Executive Officer, Chair of the Board of Directors
Giordano Sordoni	30	Chief Operating Officer, Director
Robert Ferber	53	Chief Technology Officer
Kingsley Afemikhe	38	Chief Financial Officer
Christen Romero	36	General Counsel and Secretary
Jose Castañeda	41	Vice President of Business Development
Biographical information for Messrs. Semler and Sordoni are included above with the director biographies under the caption “Proposal No. 1 Election of Directors.”
Dakota Semler. Mr. Semler has served as our Chief Executive Officer and Chair of our Board of Directors since August 2021.
Giordano Sordoni. Mr. Sordoni has served as our Chief Operating Officer and a member of our Board since August 2021.
Robert Ferber. Mr. Ferber has served as our Chief Technology Officer since August 2021. Mr. Ferber served as Chief Technology Officer of Legacy Xos from April 2019 to August 2021. Prior to Xos, Mr. Ferber served in multiple roles at Virgin Hyperloop One, a transportation technology company, from November 2016 to November 2018, including Vice President, Chief Engineer. Mr. Ferber was Chief Technology Officer at KLD Energy Technologies, an electric vehicle propulsion company, from March 2009 to February 2016 and Chief Executive Officer of ElectronVault, a battery systems company, from January 2005 to April 2017. Mr. Ferber also served as Science Director at Tesla, an electric vehicle company, from September 2003 to November 2004. Prior to completing his B.S. at the California Institute of Technology, Mr. Ferber was directly admitted to the Ph.D. program at the California Institute of Technology, but later joined eToys, an Idealab company, as Chief Technical Officer prior to completion of his degree.
Kingsley Afemikhe. Mr. Afemikhe has served as our Chief Financial Officer since August 2021. Mr. Afemikhe served as Chief Financial Officer of Legacy Xos from July 2020 to August 2021. Prior to Xos, Mr. Afemikhe led Strategy and M&A at MET Group, an integrated energy company, with operations in infrastructure assets, energy sales, and commodity wholesale and trading from June 2017 to July 2019. Previously, Mr. Afemikhe was at UBS, an investment bank, from October 2007 to January 2017 where he served in a variety of positions before becoming Executive Director of EMEA Investment Banking, and prior to that worked at Deutsche Bank, an investment bank, in the same role. Mr. Afemikhe holds a Master of Engineering in Chemical Engineering with Business Management from the University of Birmingham and a Master of Science in Management for Experienced Leaders from the Stanford University Graduate School of Business (where he was a Robert Joss Scholar).
Christen Romero. Mr. Romero has served as our General Counsel and Secretary since August 2021. Mr. Romero served as Senior Commercial Counsel of Legacy Xos from December 2020 to July 2021. Prior to Xos, Mr. Romero was the Co-Founder, Lead Counsel and Director of Operations for Revolving Kitchen, a cloud kitchen lease and incubation concept, from April 2018 to July 2021. Previously, Mr. Romero was a corporate associate at Vinson & Elkins LLP from August 2014 to April 2018. Mr. Romero holds a Bachelor of Arts in Political Science from Louisiana State University and a Juris Doctor from Yale Law School.

Jose Castañeda. Mr. Castañeda has served as our Vice President of Business Development since August 2021. Mr. Castañeda served as Vice President of Business Development of Legacy Xos from April 2020 to August 2021. Mr. Castañeda has also served as an Advisor and Investor to Lane Capital since September 2021 and served as an Advisor and Investor to Build Capital Partners from September 2020 to August 2021. Prior to Xos, Mr. Castañeda served as the Vice President Sales and Marketing at VIAIR Corporation, a manufacturer of air compressors and accessories. From September 2017 to June 2018, Mr. Castañeda served as the GM North America Aftermarket & Global Performance of Honeywell. Mr. Castañeda also served in various roles at Cummins Inc. from June 2010 to September 2017, most recently as the Director of Marketing and Business Development. Mr. Castañeda holds a Bachelor of Arts in Political Science from Southern Methodist University and a Master of Business Administration from Thunderbird School of Global Management.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us regarding the beneficial ownership of the Common Stock as of May 16, 2022, by:
•each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock;
•each of our current named executive officers and directors; and
•all of our current executive officers and directors, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on 163,828,393 shares of Common Stock issued and outstanding as of May 16, 2022 and do not take into account the issuance of any shares of Common Stock upon the exercise of the Warrants to purchase 18,833,298 shares of Common Stock, the exercise of options to purchase 1,838,759 shares of Common Stock (the “Options”) or the vesting of 3,771,837 RSUs, in each case subject to any applicable vesting conditions. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Directors and Named Executive Officers:
Dakota Semler(2)	57,132,178	34.9%
Giordano Sordoni	23,266,737	14.2%
Robert Ferber(3)	794,801	*
Kingsley Afemikhe(4)	508,603	*
Christen Romero(5)	187,782	*
Jose Castañeda(6)	48,466	*
Anousheh Ansari(7)	48,922	*
Burt Jordan(8)	31,794	*
Alice K. Jackson(9)	48,922	*
S. Sara Mathew(10)	528,581	*
George N. Mattson(11)	6,745,349	4.1
Ed Rapp(12)	368,437	*

All Directors and Executive Officers of the Company as a Group (eight individuals)	89,710,552	54.6%

Five Percent Holders:
Aljomaih Automotive Co.(13)	19,301,251	11.8%
Emerald Green Trust(14)	53,745,903	32.8%
____________
*Less than one percent.

(1) Unless otherwise noted, the business address of those listed in the table above is 3550 Tyburn Street, Los Angeles, California 90065.
(2) Consists of (i) 2,884,155 shares of Common Stock held directly by Mr. Semler, (ii) 53,745,903 shares of Common Stock held by Emerald Green Trust, and (iii) 502,120 shares of Common Stock held by GenFleet, LLC. Mr. Semler is deemed to beneficially own securities held by Emerald Green Trust and GenFleet, LLC by virtue of his shared control over such entities.
(3) Consists of (i) 427,971 shares of Common Stock held by Mr. Ferber and (ii) 366,830 shares of Common Stock issuable upon the exercise of Options within 60 days of May 16, 2022.
(4) Consists of 271,536 shares of Common Stock held by Mr. Afemikhe and 237,067 shares of Common Stock issuable upon the exercise of Options within 60 days of May 16, 2022.
(5) Consists of 140,907 shares of Common Stock held by Mr. Romero and 46,875 shares of Common Stock that may be acquired upon the settlement of outstanding RSUs within 60 days of May 16, 2022.
(6) Consists of (i) 23,388 shares of Common Stock held by Mr. Castañeda, (ii) 19,808 shares of Common Stock issuable upon the exercise of Options within 60 days of May 16, 2022, and (iii) 5,250 shares of Common Stock that may be acquired upon the settlement of outstanding RSUs within 60 days of May 16, 2022.
(7) Consists of 48,922 shares of Common Stock that may be acquired by Ms. Ansari upon the settlement of outstanding RSUs within 60 days of May 16, 2022.
(8) Consists of 31,794 shares of Common Stock that may be acquired by Mr. Jordan upon the settlement of outstanding RSUs within 60 days of May 16, 2022.
(9) Consists of 48,922 shares of Common Stock that may be acquired by Ms. Jackson upon the settlement of outstanding RSUs within 60 days of May 16, 2022.
(10) Consists of (i) 296,053 shares of Common Stock and 199,997 Public Warrants held by the Jacob Mathew 2020 Irrevocable Trust, (ii) 737 shares held directly by Ms. Mathew, and (iii) 31,794 shares of Common Stock that may be acquired upon the settlement of outstanding RSUs within 60 days of May 16, 2022.
(11) Consists of (i) 3,937,525 shares of Common Stock and 2,660,020 Public Warrants held by NGAC GNM Feeder LLC (“NGAC”), which Mr. Mattson may be deemed to beneficially own by virtue of his shared control over NGAC, (ii) 116,010 shares are held directly by Mr. Mattson, and (iii) 31,794 shares of Common Stock that may be acquired upon the settlement of outstanding RSUs within 60 days of May 16, 2022.
(12) Consists of (i) 335,169 shares of Common Stock held by Edward Joseph Rapp TTEE U/A DTD 02/07/2005, (ii) 1,474 shares held directly by Mr. Rapp, and (iii) 31,794 shares of Common Stock that may be acquired upon the settlement of outstanding RSUs within 60 days of May 16, 2022.
(13) Based solely on information obtained from a Schedule 13G filed with the SEC on February 11, 2022 on behalf of Aljomaih Automotive Co. (“Aljomaih Automotive”). Aljomaih Automotive is wholly owned by Aljomaih Holding Co. (“Aljomaih”). The board of directors of Aljomaih has the power to dispose of and the power to vote the shares of Common Stock beneficially owned by Aljomaih Automotive. Mohammed Al-Abdullah Aljomaih, Mohammed Abdulaziz Aljomaih, Abdulrahman Abdulaziz Aljomaih, Hamad Abdulaziz Aljomaih are each a stockholder and a director of Aljomaih and may be deemed to beneficially own securities held by Aljomaih Automotive. The business address of the reporting person is P.O Box 224, Dammam Postal Code 31411, Saudi Arabia.
(14) Mr. Semler is deemed to beneficially own securities held by Emerald Green Trust by virtue of his shared control over Emerald Green Trust and thus such securities are included above for Mr. Semler’s ownership. The business address of the reporting person is 32111 Mulholland Hwy, Malibu, CA 90265.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. We seek to assist our directors and executives by monitoring transactions and completing and filing reports on their behalf. Based solely on our review of Section 16 reports prepared by or furnished to us, we believe that all Section 16(a) SEC filing requirements applicable to our directors and executive officers the fiscal year ended December 31, 2021 were timely met, except Ed Rapp’s beneficial ownership of 20,000 Warrants that was inadvertently omitted from a Form 3 filing and a late in filing a Form 4, related to an award of restricted shares of Common Stock on August 20, 2021.

EXECUTIVE COMPENSATION
The following disclosure concerns the compensation arrangements of our named executive officers for the fiscal years ended December 31, 2020 and 2021. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving our goals.
We believe our compensation programs should promote the success of the Company and align executive incentives with the long-term interests of our stockholders.
Legacy Xos’ board of directors, with input from its Chief Executive Officer, has historically determined the compensation for Legacy Xos’ named executive officers. For the year ended December 31, 2021, Xos’ named executive officers were:
Dakota Semler — Chief Executive Officer
Christen Romero — General Counsel and Secretary
Jose Castañeda — VP of Business Development
Summary Compensation Table
The following table sets forth information concerning the compensation of the named executive officers for the fiscal years ended December 31, 2020 and 2021.

	Year	Salary ($)(1)	Bonus ($)		Stock Awards(2)		Option Awards(2)	All Other Compensation ($)	Total ($)
Dakota Semler Chief Executive Officer	2021	$75,000	$—		$—		$—	$—	$75,000
	2020	$34,615	$—		$—		$—	$—	$34,615
Christen Romero(3) General Counsel and Secretary	2021	$176,923	$100,000	(4)	$2,482,500	(5)	$—	$—	$2,759,423
Jose Castañeda(3) VP of Business Development	2021	$206,538	$—		$278,040	(6)	$—	$—	$484,578
(1) Salary amounts represent actual amounts paid during 2020 and 2021.
(2) Amounts reported represent the aggregate grant-date fair value of awards granted to our named executive officers during 2020 and 2021, computed in accordance with FASB ASC Topic 718 Compensation—Stock Compensation, or ASC 718. The assumptions used in calculating the grant-date fair value of the awards reported in this column are set forth in the notes to our consolidated financial statements included elsewhere in this prospectus. The amount does not reflect the actual economic value that may be realized by the named executive officer.
(3) Mr. Romero and Mr. Castañeda were not NEOs for the year ended December 31, 2020.
(4) On March 25, 2022, Mr. Romero received a cash bonus of $100,000 for his performance in 2021, including his assumption of additional responsibilities in connection with the Business Combination.
(5) On December 10, 2021, Mr. Romero was granted 750,000 restricted stock units (“RSUs”) under our 2021 Equity Incentive Plan (the “2021 Plan”), with a vesting commencement date of December 10, 2020. Twenty-five percent (25%) of the RSUs vested on the one-year anniversary of the vesting commencement date, and the remainder will vest ratably over the twelve quarters immediately thereafter, subject to continued service.

(6) On December 10, 2021, Mr. Castañeda was granted 84,000 RSUs under the 2021 Plan, with a vesting commencement date of June 10, 2020. Thirty-seven and one-half percent (37.5%) of the RSUs vested on the grant date, and the remainder will vest ratably over the ten quarters immediately thereafter, subject to continued service.
Narrative Disclosure to Summary Compensation Table
This section provides a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table above. We have developed an executive compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward individuals who contribute to our long-term success.
Our policies with respect to the compensation of our executive officers are administered by our Board in consultation with our Compensation Committee. Our compensation policies are designed to provide for compensation that is sufficient to attract, motivate and retain our executives and to establish an appropriate relationship between executive compensation and the creation of stockholder value.
Base Salary
Base salary is generally set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance and prior to the Business Combination, also accounted for Xos operating as a start-up with limited funds. A significant portion of total compensation has traditionally been in the form of equity awards with respect to Mr. Romero and Mr. Castañeda.
Cash Bonus
From time to time, the Board or its Compensation Committee, in its discretion, may approve bonuses for our named executive officers based on individual performance, company performance or as otherwise determined to be appropriate.
Equity Awards
Prior to the Business Combination, we issued options to purchase Legacy Xos common stock to employees and nonemployees, including named executive officers under our 2018 Stock Plan (the “2018 Plan”). Following the Business Combination, we issued and plan to issue RSUs to our employees and nonemployees, including our named executive officers, under the 2021 Plan. See our registration statement on Form S-1 that we filed with the SEC on September 14, 2021 for a description of the 2018 Plan and the 2021 Plan.
Benefits and Perquisites
We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; employee assistance program; life planning, financial and legal resources; and worldwide emergency travel assistance. We do not maintain any executive-specific benefit or executive perquisite programs other than as provided in the agreements described in the section immediately below.
Other than the director and officer indemnity insurance coverage we maintain for our directors and officers, we do not maintain any executive-specific health and welfare benefit or perquisites.
Health and Welfare Benefits and Perquisites
We provide benefits to our named executive officers on the same basis as provided to all of our employees, including: health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; life planning financial and legal resources; and worldwide emergency travel assistance.

Agreements with Xos Named Executive Officers
We currently maintain offer letter agreements with Dakota Semler, Christen Romero, and Jose Castañeda, as summarized below.
Offer letter agreement with Dakota Semler
On September 6, 2016, Dakota Semler entered into an offer letter agreement with Legacy Xos to serve as Chief Executive Officer. Mr. Semler’s employment will continue until terminated in accordance with the terms of the offer letter agreement. Pursuant to the offer letter agreement, Mr. Semler accepted a below-market base salary of $1.00 annually at the time of the offer letter execution. Mr. Semler’s base salary was increased in 2020 to $75,000 per year and increased again in March 2022 to $350,000.
Offer letter agreement with Christen Romero
On December 6, 2020, Christen Romero entered into an offer letter agreement with Legacy Xos to serve as Senior Commercial Counsel. Mr. Romero’s employment will continue until terminated in accordance with the terms of the offer letter agreement. Pursuant to the offer letter agreement, Mr. Romero accepted a below-market salary of $50,000 annually at the time of the offer letter execution, which would increase to $100,000 following the closing of Legacy Xos’ Series A preferred stock financing. In connection with Mr. Romero’s promotion to General Counsel and Secretary in July 2021 his base salary was increased to $175,000 per year and increased again in March 2022 to $300,000 to account for market salary figures. The offer letter agreement also provided that Mr. Romero was eligible to receive 200,000 RSUs, which was subsequently increased to 750,000 RSUs and granted to Mr. Romero in full in December 2021.
Offer letter agreement with Jose Castañeda
On March 31, 2020, Jose Castañeda entered into an offer letter agreement with Legacy Xos to serve as VP of Business Development. Mr. Castañeda’s employment will continue until terminated in accordance with the terms of the offer letter agreement. Pursuant to the offer letter agreement, Mr. Castañeda accepted a below-market salary of $60,000 annually at the time of the offer letter execution. Mr. Castañeda’s salary was subsequently increased to $150,000 annually in August 2020 to account for his increased responsibilities and increased again in April 2021 to $220,000 to account for market salary figures.

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END
The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)
Christen Romero	12/10/2021						562,500	(3)	1,771,875
Jose Castañeda	12/10/2021						52,500	(4)	165,375
Jose Castañeda	5/28/2020	8,151	(5)	11,413	0.015	5/27/2030
Jose Castañeda	7/22/2020	6,521	(5)	9,130	0.015	7/21/2030
____________
(1) All of the option awards were granted with a per share exercise price equal to the fair market value of one share of Legacy Xos’ common stock on the date of grant, as determined in good faith by Legacy Xos’ board of directors.
(2) Market value reflects the number of RSUs multiplied by $3.15 per share, which was the closing price of the Common Stock on December 31, 2021.
(3) Twenty-five percent (25%) of the RSUs vested on the one-year anniversary of the vesting commencement date (December 10, 2020), and the remainder will vest ratably over the twelve quarters immediately thereafter, subject to continued service.
(4) Thirty-seven and one-half percent (37.5%) of the RSUs vested on the grant date, and the remainder will vest ratably over the ten quarters immediately thereafter, subject to continued service.
(5) Twenty-five percent (25%) of the shares subject to the option vested on April 1, 2021 and thereafter one-forty-eighth of the shares subject to the option vest monthly, subject to continued service.

DIRECTOR COMPENSATION
Prior to the Business Combination, no director received cash retainers, equity or other compensation for service on NextGen’s or Legacy Xos’ boards of directors.
On November 8, 2021, our Board adopted the Xos, Inc. Second Amended and Restated Non-Employee Director Compensation Policy (the “Director Compensation Policy”). Pursuant to this policy, each member of our Board who is not our employee receives the following equity compensation for his or her service as a member of our Board:
•For non-employee directors that joined our Board before December 31, 2021, an initial restricted stock unit award with a value equal to $270,000, which vests ratably over a three-year period, with one-third vesting on each anniversary of the grant date, subject to the individual’s continued service through each applicable vesting date (the “Initial Grant”);
•For non-employee directors that joined our Board before December 31, 2021, an restricted stock unit award with a value equal to $150,000 for their partial service prior to our 2022 Annual Meeting, which fully vests on the earlier of (i) the first anniversary of the applicable grant date and (ii) the day before the next annual meeting of our stockholders, following the applicable grant date, subject to the individual’s continued service through the vesting date (the “2021 Pro-Rated Annual Grant”); and
•Following each annual meeting of our stockholders if the non-employee director remains in service through the applicable grant date, an annual restricted stock unit award with a value equal to $200,000, which fully vests on the earlier of (i) the first anniversary of the applicable grant date and (ii) the day before the next annual meeting of our stockholders, following the applicable grant date, subject to the individual’s continued service through the vesting date.
If a change in control (as defined in the 2021 Plan) occurs, each non-employee director’s then-outstanding equity awards granted under the policy will vest in full immediately prior to the change in control so long as the non-employee director continues to provide service to us through such time.
Commencing on October 1, 2021, the lead independent director receives an annual cash retainer of $25,000 for his or her service in that role. The chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive annual cash retainers of $20,000, $10,000 and $10,000, respectively, for their respective committee service. The annual cash retainers are payable in equal quarterly installments in arrears on the last day of each fiscal quarter in which service occurred, prorated for any partial quarter of service.
In January 2022, the Compensation Committee approved a program pursuant to which non-employee directors may elect to receive their annual cash retainers and any other cash compensation they become entitled to receive for serving on the Board in the form of a fully vested restricted stock unit award(s) rather than in cash by executing a form of election and timely delivering the same to the Company.
Our policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors.
Messrs. Semler and Sordoni do not receive additional compensation for their services as directors.

The following table contains information concerning the compensation of our non-employee directors in fiscal year 2021:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)(3)		All Other Compensation ($)	Total ($)
Anousheh Ansari(4)	—		—		—	—
Alice K. Jackson(4)	—		—		—	—
Burt Jordan	—		420,000		—	420,000
S. Sara Mathew	2,500	(5)	420,000	(5)	—	422,500
George N. Mattson	8,750	(6)	420,000	(6)	—	428,750
Ed Rapp	5,000	(7)	420,000	(7)	—	425,000
____________
(1) Amounts reported represent the aggregate grant date fair value of the RSUs granted to our non-employee directors during 2021 under the 2021 Plan, in each case computed in accordance with ASC 718. The assumptions used in calculating the grant-date fair value of the RSUs reported in this column are set forth in the notes to our consolidated financial statements included elsewhere in this prospectus. This amount does not reflect the actual economic value that may be realized by the director.
(2) On November 10, 2021, pursuant to the Director Compensation Policy, Mr. Jordan, Ms. Mathew, Mr. Mattson and Mr. Rapp were each granted (i) 57,229 RSUs as an Initial Grant, and (ii) 31,794 RSUs as a 2021 Pro-Rated Annual Grant.
(3) The table below shows the aggregate number of shares of Common Stock subject to equity awards outstanding for each of our non-employee directors as of December 31, 2021:

Name	Stock Awards #
Anousheh Ansari	—
Alice K. Jackson	—
Burt Jordan	89,023
S. Sara Mathew	89,023
George N. Mattson	89,023
Ed Rapp	89,023
(4) Ms. Ansari and Ms. Jackson were appointed to the Board effective December 17, 2021.
(5) On December 31, 2021, Ms. Mathew was granted 737 RSUs in lieu of her cash retainer for the last quarter of our fiscal year ended December 31, 2021 for serving as chairperson of the Compensation Committee of the Board, which vested immediately upon the date of the grant.
(6) On December 31, 2021, Mr. Mattson was granted 1,843 RSUs and 737 RSUs in lieu of his cash retainer for the last quarter of our fiscal year ended December 31, 2021 for serving as Lead Independent Director and chairperson of the Nominating and Corporate Governance Committee of the Board, which vested immediately upon the date of the grant.
(7) On December 31, 2021, Mr. Rapp was granted 1,474 RSUs in lieu of his cash retainer for the last quarter of our fiscal year ended December 31, 2021 serving as chairperson of the Audit Committee of the Board, which vested immediately upon the date of the grant.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2021.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,683,579 (2)	$0.01920	19,706,302 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	3,683,579	$0.01920	19,706,302
(1) The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the 1,838,759 shares issuable upon vesting of outstanding RSU awards without any cash consideration payable for those shares.
(2) Consists of outstanding RSU awards under the 2021 Plan and 1,838,759 shares of Common Stock underlying Options previously granted under the 2018 Plan. The 2018 Plan was terminated in connection with the Business Combination and no additional awards may be granted under the 2018 Plan. Excludes purchase rights (if any) accruing under the Xos, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”).
(3) As of December 31, 2021, 16,421,919 shares of Common Stock remained available for future issuance under the 2021 Plan, and 3,284,383 shares of Common Stock remained available for future issuance under the ESPP. The number of shares remaining available for future issuance under the 2021 Plan automatically increases on January 1st each year, through and including January 1, 2031 in an amount equal to 5% of the total number of shares of the Company’s outstanding on December 31st of the preceding year, or a lesser number of shares as determined by the Board of Directors prior to January 1st of a given year. On January 1, 2022, the number of shares available for issuance under the 2021 Plan automatically increased by 8,156,854 shares. The number of shares remaining available for future issuance under the ESPP automatically increases on January 1st of each year through and including January 1, 2031, in an amount equal to the least of (i) 1.5% of the total number of shares of the Company’s outstanding on December 31st of the preceding calendar year, (ii) 6,000,000 shares of Common Stock, or (iii) a number of shares as determined by the Board of Directors prior to January 1st of a given year. On January 1, 2022, the number of shares available for issuance under the ESPP automatically increased by 2,447,056 shares.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
Our Board adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of related-person transactions. For purposes of our policy, a related-person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any related person are, were or will be participants, in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related-person transactions under this policy.
Under the policy, a related person is any executive officer, director, nominee to become a director or a security holder known by us to beneficially own more than 5% of any class of our voting securities (a “significant stockholder”), including any of their immediate family members and affiliates, including entities controlled by such persons or such person has a 5% or greater beneficial ownership interest.
Each director and executive officer shall identify, and we shall request each significant stockholder to identify, any related-person transaction involving such director, executive officer or significant stockholder or his, her or its immediate family members and inform our Audit Committee pursuant to this policy before such related person may engage in the transaction.
In considering related-person transactions, our Audit Committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:
•the risk, cost and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction; and
•the availability of other sources for comparable services or products.
Our Audit Committee shall approve only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.
CERTAIN RELATED PERSON TRANSACTIONS
Registration Rights Agreement
In connection with the Business Combination, Xos, NextGen Sponsor and certain other parties entered into the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), pursuant to which we agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock and other equity securities of Xos that are held by the parties thereto from time to time, subject to the restrictions on transfer therein. The A&R Registration Rights Agreement amends and restates that certain Registration Rights Agreement by and among NextGen, NextGen Sponsor and the other parties thereto, dated October 6, 2020 and entered into in connection with NextGen’s initial public offering and that certain Investor Rights Agreement by and among Legacy Xos and the other parties thereto, dated December 31, 2020. The A&R Registration Rights Agreement will terminate on the earlier of (i) the tenth anniversary of the date of the A&R Registration Rights Agreement or (ii) with respect to any party thereto, on the date that such party no longer holds any Registrable Securities (as defined therein).
Lock-Up Agreements
In connection with the Business Combination, certain stockholders, officers and directors of Legacy Xos entered into lock-up agreements pursuant to which they will be contractually restricted from selling or transferring any of (i) their shares of our Common Stock held immediately following the Closing and (ii) any of their Lock-up Shares. Such restrictions began at Closing and ended on February 16, 2022.
Additionally, the Founders agreed to additional lock-up restrictions beyond those described above. During the term beginning on February 16, 2022 and ending two years following the Closing Date, the Founders are only permitted to sell their Lock-Up Shares via written trading plans in compliance with Rule 10b5-1 under the Exchange Act.

NextGen Sponsor entered into a letter agreement, dated October 6, 2020, by and among NextGen, NextGen Sponsor and the other parties thereto, pursuant to which NextGen Sponsor is subject to a lock-up ending on the earlier of (i) the date that is one year after the Closing Date and (ii) the date on which the last reported sale price of Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date.
However, following the expiration of such lock-ups, NextGen Sponsor and the holders subject to lock-up agreements will not be restricted from selling shares of our Common Stock held by them, other than by applicable securities laws. As such, sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock. As of March 23, 2022, approximately 21.8% of the outstanding shares of our Common Stock were subject to lock-up agreements.
NextGen Related Transactions and Agreements
Founder Shares
In July 2020, NextGen Sponsor purchased 10,062,500 NextGen Class B ordinary shares for an aggregate purchase price of $25,000, or approximately $0.0025 per share (the “founder shares”). NextGen Sponsor agreed to forfeit up to an aggregate of 1,312,500 founder shares, on a pro rata basis, to the extent that the option to purchase additional units is not exercised in full by the underwriters of NextGen’s initial public offering, so that the founder shares will represent 20% of NextGen’s issued and outstanding shares after NextGen’s initial public offering. On November 17, 2020, the underwriters partially exercised the over-allotment option to purchase an additional 2,500,000 NextGen units and forfeited the remaining option; thus, an aggregate of 687,500 shares of founder shares were forfeited accordingly. In connection with the Business Combination, upon the Domestication, 9,375,000 founder shares converted automatically, on a one-for-one basis, into a share of our Common Stock.
Private Placement Warrants
Simultaneously with the consummation of the initial public offering of NextGen, NextGen Sponsor purchased 6,000,000 Private Placement Warrants at a price of $1.50 per warrant, or $9.0 million in the aggregate, in a private placement. On November 13, 2020, the underwriters partially exercised the over-allotment option and on November 17, 2020, simultaneously with the closing of the over-allotment, NextGen consummated the second closing of the private placement, resulting in the purchase of an aggregate of an additional 333,334 Private Placement Warrants by NextGen Sponsor, generating gross proceeds to the NextGen of $500,000. Each Private Placement Warrant entitles the holder to purchase one share of our Common Stock for $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants was placed in the trust account of NextGen. The Private Placement Warrants may not be redeemed by us so long as they are held by NextGen Sponsor or its permitted transferees. If the Private Placement Warrants are held by holders other than NextGen Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants. NextGen Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis.
The Private Placement Warrants are identical to the Public Warrants except that the Private Placement Warrants: (i) are not redeemable by NextGen, (ii) may be exercised for cash or on a cashless basis so long as they are held by NextGen Sponsor or any of its permitted transferees and (iii) are entitled to registration rights (including the ordinary shares issuable upon the exercise of the Private Placement Warrants). Additionally, the purchasers have agreed not to transfer, assign or sell any of the Private Placement Warrants, including the shares of our Common Stock issuable upon the exercise of the Private Placement Warrants (except to certain permitted transferees), until 30 days after the Closing.
Subscription Agreements
Concurrently with the execution of the Merger Agreement, NextGen entered into subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 22,000,000 shares of the NextGen Common Stock for an aggregate purchase price equal to $220,000,000 (the “PIPE Investment”). Stuart Bernstein, an advisor to NextGen and the sole PIPE Investor that is an affiliate of NextGen Sponsor, entered into one of the Subscription Agreements pursuant to which he subscribed for shares of our Common Stock in connection with the PIPE Investment. Mr. Bernstein funded $500,000 of the PIPE Investment, for which he received 50,000 shares of our Common Stock.

Related Party Note and Advances
On March 29, 2021, NextGen issued a promissory note, pursuant to which NextGen may borrow up to an aggregate principal amount of $1,000,000. The promissory note is non-interest bearing and payable on the earlier of (i) October 9, 2022 and (ii) the completion of our initial business combination. The promissory note was repaid in full at the Closing.
Administrative Services Agreement
NextGen entered into an agreement whereby, commencing on October 7, 2020 through the earlier of the consummation of a business combination or NextGen’s liquidation, NextGen will pay an affiliate of NextGen Sponsor a monthly fee of $10,000 for office space, administrative and support services. As of the Closing, NextGen incurred $110,000 of such fees. All fees were paid in connection with the Closing.
Legacy Xos Transactions and Agreements
Related Party Promissory Note
In June 2019, Legacy Xos recorded a note receivable for $364,300 (the “Note”) due from Giordano Sordoni, who is the Chief Operating Officer, Co-Founder and director of Legacy Xos and one of Legacy Xos’ greater than 5% stockholders. The Note was entered into with Mr. Sordoni in connection with his exercise of an option to purchase 12,390,023 shares of Legacy Xos common stock at a purchase price of $0.03 per share. Interest on the unpaid principal of the Note accrued at a rate of 2.38% per annum, compounded annually and was to be paid annually in arrears, starting on June 24, 2020. As of December 31, 2020, the outstanding balance of the Note included principal of approximately $364,000 and total accrued unpaid interest of approximately $15,000. All of the principal and interest under the Note was forgiven by Legacy Xos on March 25, 2021.
Related Party Financings
Series A Financing
In December 2020, Legacy Xos completed the initial closing of its Series A Financing (the “Series A Financing”) and issued an aggregate of 16,172,793 shares of series of the Legacy Xos’ Series A Preferred Stock to Dakota Semler, Giordano Sordini, the Emerald Green Trust, one of Xos’ greater than 5% stockholders, The Sunseeker Trust and Aljomaih Automotive Co. (“Aljomaih”), one of Xos’ greater than 5% stockholders, as well as a warrant exercisable for 319,411 shares of Series A Preferred Stock (the “Series A Warrant”) to Aljomaih for an aggregate purchase price of $18.8 million. In connection with the Series A Financing, Legacy Xos received $5.0 million in cash from Aljomaih and converted $11.8 million aggregate principal amount of Convertible Notes (as defined below) held by Dakota Semler, Giordano Sordini, the Emerald Green Trust, The Sunseeker Trust and Aljomaih. In August 2021, the Series A Warrant was exercised for shares of Legacy Xos Series A Preferred Stock at a per-share price of $8.50.
Convertible Notes
In 2019 and 2020, Xos issued convertible promissory notes to Giordano Sordini, the Emerald Green Trust, The Sunseeker Trust and Aljomaih for an aggregate purchase price of $11.8 million (the “Convertible Notes”). The Convertible Notes converted into an aggregate of 10,768,799 shares of series of Series A Preferred Stock in connection with the Series A Financing.
Related Party Lease
In April 2018, Legacy Xos entered into a lease for Legacy Xos’ headquarters in North Hollywood, California, with Valley Industrial Properties, Inc., which is owned by The Sunseeker Trust who was a stockholder of Legacy Xos. The Sunseeker Trust is an irrevocable trust whose beneficiary is the mother of Dakota Semler, a Co-Founder, Chief Executive Officer and director of Legacy Xos. This lease term is three years commencing on April 1, 2018 and expired on April 1, 2021. The lease had a monthly fixed rent of $7,600 per month until December 2019 when it was increased to $11,740 per month in connection with an increase in the square footage leased and remained at $11,740 for the remainder of the term of the lease. The lease has continued on a month-to-month basis from April 1, 2021 to December 21, 2021 at a fixed monthly rent of $11,740.

INDEMNIFICATION
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require us to indemnify our executive officers and directors to the fullest extent permitted by Delaware law.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Xos stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Xos. Direct your written request to Xos, Inc., General Counsel, at 3550 Tyburn Street, Los Angeles, California 90065 or contact Christen Romero, General Counsel, at (818) 316-1890. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Christen Romero

General Counsel and Secretary
May 27, 2022
A copy of the Company’s Annual Report to the U.S. Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2021 is available without charge upon written request to: General Counsel, Xos, Inc., 3550 Tyburn Street, Los Angeles, California 90065.

XOS

XOS, INC.
3550 TYBURN ST.
LOS ANGELES, CA 90065

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 p.m. Pacific Time on July 11, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/XOS2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 p.m. Pacific Time on July 11, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D87010-P75561 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

XOS, INC.

The Board of Directors recommends you vote FOR all of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Burt R. Jordan
02) Ed Rapp

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of Grant Thornton LLP as independent registered public accounting firm of Xos, Inc. for its fiscal year ending December 31, 2022.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

D87011-P75561

Xos, Inc.
Annual Meeting of Stockholders
July 12, 2022 11:00 AM PDT
This proxy is solicited by the Board of Directors

The Stockholder(s) hereby appoint(s) Dakota Semler and Christen Romero, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Xos, Inc. that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, PDT on July 12, 2022, at www.virtualshareholdermeeting.com/XOS2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

Continued and to be signed on reverse side